Exhibit 99.1
For Immediate Release
Local.com Reports Third Quarter 2009 Financial Results
Reaches record revenue and adjusted net income
IRVINE, CA, October 27, 2009 — Local.com Corporation (NASDAQ: LOCM), a leading local search site and network, today reported record financial results for the third quarter of 2009.
SUMMARY RESULTS
(in thousands, except per share amounts)

	Q3 2009	Q2 2009	Q3 2008
Revenue	$15,128	$13,726		$10,196

GAAP net loss	(212)	(333)		(1,714)

Less interest income and other, net	18	(1)		(72)
Plus provision for income taxes	—	—		—
Plus non-cash depreciation, amortization and stock compensation	1,511	1,415		1,020
Less non-recurring items	—	(138)		—

Adjusted Net Income (Loss) *	$1,317	$943		$(766)

GAAP net loss per share	$(0.01)	$(0.02)	$	(0.12)
Adjusted Net Income (Loss) per share *	$0.09	$0.06		$(0.05)

Basic weighted average shares	14,333	14,332		14,358
Diluted weighted average shares	14,796	14,666		14,358

Cash	$7,153	$6,726		$12,926

*	See detailed reconciliation of GAAP to non-GAAP measures in the financial tables attached to this release.
“The company achieved record traffic, revenue and adjusted income in the third quarter. We added to our cash balance and were also granted a new patent, our second in the directory assistance segment,” said Heath Clarke, chairman and CEO. “We feel we are well positioned to capture an increasing portion of the online advertising dollars spent by small businesses as they transition from old to new media during 2010 and beyond. The fourth quarter is seasonally our weakest quarter, yet our outlook is for continued growth through the end of the year, positioning us for approximately 45% year over year revenue growth. We believe this is a remarkable outcome given the challenging economic environment during 2009.”

Results Highlights:
• Revenue — Third quarter 2009 revenue of $15.1 million represents a sequential increase of 10% over the second quarter 2009 and a year-over-year increase of 48% from the third quarter 2008.
• Net Loss — Third quarter 2009 net loss was $212,000 or ($0.01) per share, compared to the second quarter 2009 net loss of $333,000 or ($0.02) per share. The second quarter 2009 net loss included a non-recurring benefit of approximately $138,000 or $0.01 per share. Net loss for the third quarter 2008 was $1.7 million or ($0.12) per share.
• Adjusted Net Income (Loss) — Third quarter 2009 Adjusted Net Income was $1.3 million or $0.09 per share. This compares to an Adjusted Net Income of $943,000 or $0.06 per share in the second quarter of 2009, and an Adjusted Net Loss of $766,000 or ($0.05) per share in the third quarter 2008.
Adjusted Net Income (Loss) is defined as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges and non-recurring items.
An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures is included below and a reconciliation between GAAP and non-GAAP measures, where appropriate, is included in the financial tables attached to this release.
• Cash — Net cash generated from operations for the nine months ended September 30, 2009 was $669,000. The company ended the third quarter 2009 with $7.2 million in cash.
Third Quarter Operating and Recent Highlights:
• Record Traffic — The company reached record traffic for the third quarter 2009 with 66 million monthly unique visitors (MUVs) on the Local.com site and network, up 5% from 63 million MUVs for the second quarter of 2009, and up 22% from 54 million MUVs for the third quarter of 2008.
• Organic Traffic — Organic traffic exceeded 28 million MUVs on the Local.com site and network for the third quarter of 2009, up 4% from 27 million for the third quarter of 2008.
• Monetization of Traffic — Revenue per thousand visitors (RKV) was $270 for the quarter, down 5.3% from $285 RKV in the second quarter of 2009 and down 2.9% from $278 RKV in the third quarter of 2008.
• Business Subscriber Base — The company ended the third quarter of 2009 with over 25,000 business subscribers compared to over 27,000 at the end of the second quarter of 2009. The company has significantly decreased its outsourced telesales efforts in favor of more profitable business subscriber acquisition strategies, and expects to increase the number of subscribers over time.
• Granted Patent for Enhanced Directory Assistance Services — In October 2009, the company announced that the company was granted patent number 7,596,218 by the U.S. Patent and Trademark Office, which covers a system and method for Enhanced Directory Assistance Services.
• Ranked 10th Largest Search Engine in the U.S. — In September 2009, the company announced that its flagship search site, www.local.com, was ranked as the 10th largest search engine in the U.S. by the Nielsen Company for the month of August 2009.
• Expanded Local Syndication Network — The company had 743 sites in its private label Local Syndication Network, up 6% from 702 sites in the second quarter 2009.
• Held Analyst Day — The company hosted its first analyst day in New York City in early October, following the company’s ceremonial opening of the NASDAQ stock market.

• Launched 2009 Best of Local Awards Program — In September 2009, the company launched its second annual “Best of Local” awards program and weekly drawing. The Best of Local program features the top businesses as rated by consumers in 15 cities and 20 categories across the U.S.
“Of the $1.4 million sequential increase in quarterly revenue from the second quarter to the third quarter, 27% or $400,000, went directly to our bottom line. Although we cannot give an assurance that this rate of bottom line contribution will continue, we are pleased with these results,” said Brenda Agius, chief financial officer. “We are investing in our platform in order to continue our momentum, and for the rest of the year, the company is focused on growing traffic, increasing the number of business subscribers and expanding our technology infrastructure and capabilities.”
Fourth Quarter Financial Guidance:
The company expects fourth quarter 2009 revenue to be between $15.3 and $15.6 million, which at the midpoint would represent a 2% sequential increase over the third quarter of 2009. The company expects net loss for the fourth quarter of 2009 to be between $100,000 and $0 or between ($0.01) and $0.00 per share, and to include the following items:
•	depreciation and amortization of approximately $900,000; and

•	stock based compensation charges of approximately $600,000
Excluding the above items from net income, Adjusted Net Income is expected to be between $1.4 million and $1.5 million or between $0.09 and $0.10 per diluted share for the fourth quarter of 2009.
The net loss per share forecast assumes a weighted average share count of 14.4 million. The Adjusted Net Income per share assumes a diluted weighted average share count of 14.9 million, taking into account the dilutive effect of stock options and warrants.
Full Year Financial Guidance:
The company expects fiscal year 2009 revenue to be between $55.2 and $55.5 million, which at the midpoint represents a 45% sequential increase over fiscal year 2008. The company expects net loss for fiscal year 2009 to be between $3.5 and $3.4 million or ($0.24) per share, and to include the following items:
•	depreciation and amortization of approximately $3.2 million;

•	stock based compensation charges of approximately $2.3 million; and

•	non-recurring items of $521,000
Excluding the above items from net income, Adjusted Net Income is expected to be between $2.5 million and $2.6 million or between $0.17 and $0.18 per diluted share for fiscal year 2009.
The net loss per share forecast assumes a weighted average share count of 14.4 million. The Adjusted Net Income per share assumes a diluted weighted average share count of 14.7 million, taking into account the dilutive effect of stock options and warrants.
Conference Call Information:
Chairman and CEO Heath Clarke, President and COO Bruce Crair and CFO Brenda Agius will host a conference call today at 4:30 p.m. ET to discuss the results and outlook. Investors and analysts can participate in the call by dialing 1-800-706-7749 or 1-617-614-3474, passcode # 36663105. To listen to the webcast, or to view the press release, please visit the Investor Relations section of the Local.com website at: http://ir.local.com. Institutional investors can access the call via Thomson/CCBN’s password-protected event management site, StreetEvents at: www.streetevents.com.

The replay can be accessed for approximately one week starting at 7:00 p.m. ET the day of the call by dialing 1-888-286-8010 or 1-617-801-6888, passcode # 34219490. A replay of the webcast will be available for approximately 90 days at the company’s website, starting approximately one hour after the completion of the call.
About Local.com®
Local.com (NASDAQ: LOCM) owns and operates a leading local search site and private label network in the United States. The company uses patented technologies to provide over 20 million consumers each month with the most relevant search results for local businesses, products and services on Local.com and over 700 regional media sites. Businesses can target ready-to-purchase consumers using a variety of advertising products. To advertise, or for more information visit: www.local.com.
Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘projects,’ ‘feel’ and similar expressions and phrases, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, incorporate our local-search technologies, market the Local.com domain as a destination for consumers seeking local-search results, grow our business by enhancing our local-search services, increase the number of businesses that purchase our subscription advertising and web-hosting products, expand our advertiser and distribution networks, integrate and effectively utilize our acquisitions’ technologies, develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure of “Adjusted Net Income (Loss)” which we define as net income/loss excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges and non-recurring items. Adjusted Net Income (Loss), as defined above, is not a measurement under GAAP. Adjusted Net Income (Loss) is reconciled to net loss and loss per share which we believe are the most comparable GAAP measures. A reconciliation of Net Loss to Adjusted Net Income (Loss) is set forth at the end of this press release.
Management believes that Adjusted Net Income (Loss) provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in income from interest on the company’s cash and marketable securities, expense from the company’s financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense and non-recurring items which are not directly attributable to the underlying performance of the company’s business operations. Management uses Adjusted Net Income (Loss) in evaluating the overall performance of the company’s business operations.
A limitation of non-GAAP Adjusted Net Income (Loss) is that it excludes items that often have a material effect on the company’s net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted Net Income (Loss) in conjunction with GAAP net loss and loss per share measures. The company believes that Adjusted Net Income (Loss) provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of overall performance, and as a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP, it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income or earnings per share.
# # #
Media and Investor Relations Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com

LOCAL.COM CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	September 30,	December 31,
	2009	2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,153	$12,142
Restricted cash	35	31
Accounts receivable, net of allowances of $206 and $60, respectively	8,879	5,270
Prepaid expenses and other current assets	392	374

Total current assets	16,459	17,817

Property and equipment, net	1,876	1,073
Goodwill	13,231	13,231
Intangible assets, net	4,547	2,158
Long-term restricted cash	—	35
Deposits	12	12

Total assets	$36,125	$34,326

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,344	$5,608
Accrued compensation	1,250	545
Deferred rent	103	199
Other accrued liabilities	889	564
Deferred revenue	92	64

Total liabilities, all current	10,678	6,980

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 65,000 shares authorized; 14,380 and 14,446 issued and outstanding, respectively	—	—
Additional paid-in capital	86,643	85,141
Accumulated deficit	(61,196)	(57,795)

Stockholders’ equity	25,447	27,346

Total liabilities and stockholders’ equity	$36,125	$34,326

LOCAL.COM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue	$15,128	$10,196	$39,918	$28,684

Operating Expenses:
Search serving	1,286	1,331	3,406	4,104
Sales and marketing	10,130	8,455	28,533	23,997
General and administrative	2,220	1,271	7,009	4,113
Research and development	964	725	2,555	2,358
Amortization of intangibles	722	200	1,801	798

Total operating expenses	15,322	11,982	43,304	35,370

Operating loss	(194)	(1,786)	(3,386)	(6,686)

Interest and other income (expense), net	(18)	72	(14)	290

Loss before income taxes	(212)	(1,714)	(3,400)	(6,396)

Provision for income taxes	—	—	1	1

Net loss	$(212)	$(1,714)	$(3,401)	$(6,397)

Per share data:

Basic net loss per share	$(0.01)	$(0.12)	$(0.24)	$(0.45)

Diluted net loss per share	$(0.01)	$(0.12)	$(0.24)	$(0.45)

Basic weighted average shares outstanding	14,333	14,358	14,365	14,268
Diluted weighted average shares outstanding	14,333	14,358	14,365	14,268
Supplemental Consolidated Statements of Operations Information
Stock-based Compensation Expense
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Sales and marketing	$151	$218	$519	$692
General and administrative	375	293	907	919
Research and development	111	67	246	190

Total stock-based compensation expense	$637	$578	$1,672	$1,801

Basic and diluted net stock-based compensation expense per share	$0.04	$0.04	$0.12	$0.13

LOCAL.COM CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(3,401)	$(6,397)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	2,265	1,478
Provision for doubtful accounts	175	10
Stock-based compensation expense	1,672	1,801
Changes in operating assets and liabilities:
Accounts receivable	(3,722)	(2,740)
Prepaid expenses and other	(18)	152
Accounts payable and accrued liabilities	3,670	2,178
Deferred revenue	28	(94)

Net cash provided by (used in) operating activities	669	(3,612)

Cash flows from investing activities:
Capital expenditures	(1,267)	(315)
Proceeds from sales of marketable securities	—	2,000
Decrease in restricted cash	31	30
Purchases of intangible assets	(4,252)	2

Net cash (used in) provided by investing activities	(5,488)	1,717

Cash flows from financing activities:
Proceeds from issuance of common stock:
Exercise of warrants	—	188
Exercise of options	167	397
Repurchases of common stock	(336)	—
Swing sale profit contribution	—	3
Payment of financing related costs	(1)	(25)

Net cash (used in) provided by financing activities	(170)	563

Net decrease in cash and cash equivalents	(4,989)	(1,332)
Cash and cash equivalents, beginning of period	12,142	14,258

Cash and cash equivalents, end of period	$7,153	$12,926

Supplemental Cash Flow Information:
Interest paid	$24	$—

Income taxes paid	$1	$1

LOCAL.COM CORPORATION
RECONCILIATION OF NET LOSS TO ADJUSTED NET INCOME (LOSS)
(in thousands, except per share amounts)
(Unaudited)

			Three Months
	Three Months Ended September 30,		Ended June 30,
	2009	2008	2009
Net loss	$(212)	$(1,714)	$(333)

Less interest income and other, net	18	(72)	(1)
Plus provision for income taxes	—	—	—
Plus amortization of intangibles	722	200	724
Plus depreciation	152	242	142
Plus stock-based compensation	637	578	549
Less non-recurring item: Gain on contract settlement	—	—	(138)

Adjusted Net Income (Loss)	$1,317	$(766)	$943

Diluted Adjusted Net Income (Loss) per share	$0.09	$(0.05)	$0.06

Diluted weighted average shares outstanding	14,796	14,358	14,666